SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 29, 2003


                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                    Colorado
                 (State or other jurisdiction of incorporation)

                                    333-1173
                             (Commission File No.)

                                   84-0467907
                       (IRS Employer Identification No.)


            8515 East Orchard Road, Greenwood Village, Colorado 80111
            --------------------------------------------------- -----
               (Address of principal executive offices) (Zip Code)

                                 (303) 737-3000
              (Registrant's telephone number, including area code)
--------------------------------------------------------------------------------


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number     Title

99                 Great-West Lifeco Press Release dated October 29, 2003


ITEM 9.           REGULATION FD DISCLOSURE

On October 29, 2003, Great-West Lifeco Inc., an indirect Canadian parent company of the Registrant, issued a press release regarding its financial results for the third quarter of 2003. The press release includes a discussion of the financial results of the Registrant. A copy of the press release is attached as
Exhibit 99 hereto. The dollar amounts referred to in the press release are in Canadian dollars unless otherwise stated.


ITEM 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 29, 2003, Great-West Lifeco Inc., an indirect Canadian parent company of the Registrant, issued a press release regarding its financial results for the third quarter of 2003. The press release includes a discussion of the financial results of the Registrant. A copy of the press release is attached as
Exhibit 99 hereto. The dollar amounts referred to in the press release are in Canadian dollars unless otherwise stated.



This Form 8-K contains forward-looking statements. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. In particular, statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Registrant's beliefs concerning future or projected levels of sales of the Registrant's products, investment spreads or yields, or the earnings or profitability of the Registrant's activities. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Registrant's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Registrant. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Registrant specifically, such as credit, volatility and other risks associated with the Registrant's investment portfolio, and other factors. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Registrant and certain of its subsidiaries with the Securities and Exchange Commission.




                       SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 29, 2003
                       GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


                         By:/s/ Richard G. Schultz
                         Name:  Richard G. Schultz
                         Title: Vice President, Counsel and Associate Secretary

                                                                       TSX:GWO


               Great-West Lifeco reports nine months 2003 results

Toronto, October 29, 2003 ... Great-West Lifeco Inc. (Lifeco) has reported net income attributable to common shareholders, excluding restructuring charges related to the acquisition of Canada Life Financial Corporation (CLFC), of $336 million for the third quarter of 2003, compared to $240 million reported a year ago, an increase of 40%. On a per share basis, this represents $0.771 per common share for the third quarter of 2003, an increase of 18%, compared to a year ago. Net income, after restructuring costs, attributable to common shareholders for the quarter was $324 million or $0.739 per common share.

For the nine months ended September 30, 2003, net income attributable to common shareholders, excluding restructuring charges, was $850 million, an increase of 22% compared to $696 million for 2002, or $2.176 per common share, an increase of 15% compared to $1.889 per common share for 2002. Net income, after restructuring costs, attributable to common shareholders was $838 million or $2.144 per common share for the nine months of 2003. The results of CLFC are included from July 10, 2003.


Highlights
o For the third quarter of 2003, common shareholder net income, excluding restructuring charges, increased 40% and earnings per common share, on the same basis, increased 18% over the third quarter of 2002.
o The Canada Life acquisition contributed approximately $0.045 per common share to third quarter earnings, which represents 6.2% accretion in quarter.
o Return on common shareholders' equity, excluding restructuring costs, was 21.6% for the twelve months ended September 30, 2003.
o Quarterly dividends declared were 29.25(cent) per common share, payable December 31, 2003. Dividends paid on common shares for the first nine months of 2003 were 19% higher than a year ago.


Canada Life Acquisition
On July 10, 2003, Lifeco completed its acquisition of Canada Life Financial Corporation, the parent company of The Canada Life Assurance Company. Lifeco acquired all outstanding common shares of Canada Life Financial that it did not already beneficially own, for an aggregate transaction value of $7.2 billion. Lifeco immediately transferred the common shares of Canada Life Financial Corporation to its Canadian subsidiary, The Great-West Life Assurance Company (Great-West). Canada Life Financial Corporation is now a wholly-owned subsidiary of Great-West.

Consolidated net earnings for Lifeco are the net operating earnings of The Great-West Life Assurance Company, Canada Life Financial Corporation from the date of acquisition, as well as London Life Insurance Company (London Life) and Great-West Life & Annuity Insurance Company (GWL&A), together with Lifeco's corporate results.


Canada and International Segment

Canada and International consolidated net earnings of Lifeco attributable to common shareholders for the third quarter of 2003 increased 57% to $179 million from $114 million a year ago. For the nine months ended September 30, 2003, earnings were up 32% to $429 million, compared to $325 million at September 30, 2002.

The increases were due to both strong operating earnings from Great-West and London Life, as well as the inclusion of Canada and International results for CLFC from date of acquisition - July 10, 2003, which represents earnings of approximately $57 million, net of related finance costs.

Total premiums and deposits for the nine months ended September 30, 2003 increased $1.3 billion from 2002 levels, with the third quarter of 2003 up $885 million. The increase reflects the inclusion in 2003 of $1.9 billion of CLFC premiums and deposits, mitigated by lower reinsurance premiums in the third quarter of 2003.

Fee income increased $109 million in 2003, of which $98 million was the inclusion of CLFC in 2003.

Total assets under administration at September 30, 2003 were $109.0 billion, which includes $50.1 billion attributable to CLFC.


United States Segment

United States consolidated net earnings of Lifeco attributable to common shareholders for the third quarter of 2003 increased 29% to $163 million from $126 million a year ago. For the nine months ended September 30, 2003, earnings were up 15% to $427 million compared to $371 million at September 30, 2002.

The increases were primarily related to favourable morbidity in Healthcare and favourable mortality in Financial Services, for GWL&A, as well as the inclusion of the United States operations for CLFC from the date of acquisition - July 10, 2003, which represents approximately $14 million.

Total premiums and deposits for the nine months ended September 30, 2003 decreased US $790 million (CDN $2.2 billion) compared to a year ago. The inclusion of CLFC results from date of acquisition impacted these results by CDN $190 million. As reported earlier this year, the reduction in premiums and deposits in the Employee Benefits segment is attributable to a contraction in health care medical membership. However, as noted above, earnings of the segment increased year-over-year. The reduction in premiums and deposits in the Financial Services segment is primarily due to lower segregated funds deposits resulting from the effects of the U.S. equity markets.

The decrease in fee income in 2003 is attributable to both the Group health ASO business and the reductions in segregated funds deposits.

Total assets under administration were $48.4 billion at September 30, 2003, including $8.5 billion attributable to the U.S. operations of CLFC.


LIFECO CORPORATE

Corporate net earnings results for Lifeco, attributable to common shareholders, were a charge of $18 million comprised mostly of restructuring costs of $12 million incurred to September 30, 2003 related to the CLFC acquisition.


Quarterly Dividends

At its meeting today, the Board of Directors approved a quarterly dividend of $0.2925 per share on the common shares of the Company payable December 31, 2003 to shareholders of record at the close of business December 3, 2003.

In addition, the Directors approved quarterly dividends on:
o   Series D First Preferred Shares $0.293750 per share;
o   Series E First Preferred Shares $0.30 per share; and
o Series F First Preferred Shares $0.36875 per share payable December 31, 2003 to shareholders of record at the close of business December 3, 2003;
o Class A, Series 1 Preferred Shares $0.3125 per share payable January 31, 2004 to shareholders of record at the close of business January 3, 2004.



Great-West Lifeco

Great-West Lifeco Inc. (TSX:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, and reinsurance businesses. The Company has operations in Canada and internationally through The Great-West Life Assurance Company, London Life Insurance Company and The Canada Life Assurance Company, and in the United States through Great-West Life & Annuity Insurance Company and The Canada Life Assurance Company. Lifeco and its companies, including Canada Life have more than $157 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.

Forward-looking statements
This release may contain forward-looking statements about future operations, financial results, objectives and strategies of the Company. Forward-looking statements are typically identified by the words "believe", "expect", "anticipate", "intend", "estimate" and other similar expressions.

These statements are necessarily based on estimates and assumptions that are inherently subject to risks and uncertainties, many of which are beyond the Company's control. Actual results may differ materially due to a variety of factors, including legislative or regulatory developments, competition, technological change, global capital market activity, interest rates and general economic and political conditions in Canada, North America or internationally.

Readers are urged to consider these and other such factors carefully and not place undue emphasis on the Company's forward-looking statements.

Unless otherwise required by securities laws, the Company does not intend or have any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Further information
Financial highlights and the September 30, 2003 interim unaudited consolidated financial statements are attached.

The third quarter analyst teleconference for Great-West Lifeco will be held Wednesday, October 29, at 2:00 p.m. (Eastern). The call can be accessed through www.greatwestlifeco.com or by phone, through listen-only lines at:
o        Participants in the Toronto area:  416-405-9328
o        Participants from North America:  1-800-387-6216
o Participants from Overseas: Dial international access code first, then 800-7664-7664.

A replay of the call will be available from October 29, until November 3, and can be accessed by calling 1-800-408-3053 or 416-695-5800 in Toronto (passcode:
1487898).


                                     - end -




For more information contact:

Marlene Klassen
Director, Media & Public Relations
(204) 946-7705
marlene.klassen@gwl.ca



                        FINANCIAL HIGHLIGHTS (unaudited)
            (in millions of dollars except per common share amounts)


                                    For the three months    For the nine months
                                     ended September 30     ended September 30
                                    ----------------------- --------------------

                                      2003   2002  % Change 2003   2002 % Change
--------------------------------------------------------------------------------


Premiums:
 Life insurance, guaranteed
 annuities and insured health
 products                           $ 3,064 $ 3,110   -1% $ 8,682 $ 8,307     5%
Self-funded premium equivalents
 (ASO contracts)   (1)                2,065   2,369  -13%   6,286   7,198   -13%
Segregated funds deposits:   (1)
 Individual products                    984     490  101%   1,841   1,829     1%
 Group products                       1,048     878   19%   3,023   3,326    -9%
                                    --------------------- ----------------------

Total premiums and deposits           7,161   6,847    5%  19,832  20,660    -4%
Bulk reinsurance -
initial ceded premiums (2)           (5,429)      -        (5,429)      -
                                    --------------------- ----------------------

Net premiums and deposits             1,732   6,847        14,403  20,660
                                    --------------------- ----------------------


Fee and other income                    498     441   13%   1,330   1,379    -4%
Paid or credited to
 policyholders (2)                   (2,059)  3,522 -158%   4,222   9,434   -55%
Net income attributable to:
 Preferred shareholders                  15       7  114%      27      23    17%
 Common shareholders before
  restructuring costs                   336     240   40%     850     696    22%
 Restructuring costs (3)                 12       -            12       -
 Common shareholders                    324     240   35%     838     696    20%

--------------------------------------------------------------------------------

Per Common Share
Basic earnings before
 restructuring costs                $ 0.771 $ 0.653   18% $ 2.176 $ 1.889    15%
Restructuring costs (3)               0.032       -         0.032       -
Basic earnings                        0.739   0.653   13%   2.144   1.889    13%
Dividends paid                       0.2925  0.2475   18%  0.8325  0.6975    19%

--------------------------------------------------------------------------------


Return on common shareholders' equity (12 months):
 Net income before restructuring costs                      21.6%    22.3%
 Net income                                                 21.4%    22.3%

--------------------------------------------------------------------------------

At September 30
Total assets                                             $ 99,083 $ 59,435   67%
Segregated funds assets  (1)                               58,295   34,947   67%
                                                         -----------------------

Total assets under administration                       $ 157,378 $ 94,382   67%
                                                         =======================


Capital stock and surplus                                   8,518    4,715   81%

Book value per common share                                 16.50    11.40   45%


(1) Segregated funds deposits and self-funded premium equivalents (ASO contracts)The financial statements of a life insurance company do not include the assets, liabilities, deposits and withdrawals of segregated funds or the claims payments related to administrative services only
     (ASO) Group health contracts. However, the Company does earn fee and other income related to these contracts. Both segregated fund and ASO contracts are an important aspect of the overall business of the Company and should be considered when comparing volumes, size and trends.

(2) During the third quarter of 2003, as part of a risk rebalancing program related to the acquisition of Canada Life Financial Corporation (CLFC), a number of bulk reinsurance ceded contracts were executed by The Great-West Life Assurance Company (Great-West) and Great-West Life & Annuity Insurance Company (GWL&A) with third parties. Premiums related to the initial cession of in force policy liabilities were $5,429 million.

(3) Following the acquisition of CLFC by the Company, a plan was developed to restructure and integrate the operations of CLFC with its wholly owned subsidiaries Great-West and GWL&A (see note 3 in the Company's 2003 interim financial statements). Shareholder net income for the three months and nine months ended September 30, 2003 includes restructuring of $12 after-tax or $.032 per common share.




                 SUMMARY OF CONSOLIDATED OPERATIONS (unaudited)
            (in millions of dollars except earnings per common share)



                               For the three months    For the nine months
                                ended September 30     ended September 30
                           -------------------------- --------------------------
                                      2003    2002      2003      2002
                           ----------------- ------- --------   ---------


Income
 Premium income                     $ 3,064  $ 3,110  $ 8,682    $ 8,307
 Bulk reinsurance - initial
  ceded premiums (note 10)           (5,429)       -   (5,429)         -
                                    -------- -------  --------   -------

                                     (2,365)   3,110    3,253      8,307
 Net investment income                1,316      878    3,167      2,704
 Fee and other income                   498      441    1,330      1,379
                                    -------- -------  -------    -------

                                       (551)   4,429    7,750     12,390
                                    -------- -------  -------    -------


Benefits and Expenses
 Paid or credited to
  policyholders and
  beneficiaries including
  policyholder
 dividends and experience
  refunds (note 10)                  (2,059)   3,522    4,222      9,434
 Commissions                            288      166      621        531
 Operating expenses                     607      413    1,439      1,329
 Premium taxes                           53       31      115         92
 Restructuring costs
  (note 3)                               21        -       21          -
 Distribution on Capital
  Trust Securities (note 6)              10        -       19          -
                                      -----    -----    -----      -----


Net income before income taxes          529      297    1,313      1,004

 Income taxes - current                 230      121      474        297
              - future                  (75)     (61)     (98)       (14)
                                      -----    -----    -----      -----


Net income before non-controlling
 interests                              374      237      937        721

Non-controlling interests (note 6)       35      (10)      72          2
                                       ----    -----    -----      -----


Net income                            $ 339    $ 247    $ 865      $ 719
                                      =====    =====    =====      =====


Earnings per common share (note 9)

    Basic                           $ 0.739  $ 0.653  $ 2.144    $ 1.889
                                    =======  =======  =======    =======


    Diluted                         $ 0.732  $ 0.646  $ 2.122    $ 1.865
                                    =======  =======  =======    =======


--------------------------------------------------------------------------------


Summary of Net Income

 Preferred shareholder dividends        $ 15     $ 7     $ 27       $ 23

 Net income - common shareholders        324     240      838        696
                                        ----     ---     ----       ----


 Net income                            $ 339   $ 247    $ 865      $ 719
                                       =====   =====    =====      =====


Average number of shares outstanding - basic           390,828,605   368,470,287
Average number of shares outstanding - diluted         394,737,602   373,252,342



                     CONSOLIDATED BALANCE SHEET (unaudited)
                            (in millions of dollars)

                                September 30,     December 31,     September 30,
                                    2003             2002              2002
                               ---------------   ---------------   -------------

Assets

Bonds                             $ 54,721          $ 33,764          $ 32,428
Mortgage loans                      15,091             7,850             8,035
Stocks                               3,019             1,581             1,513
Real estate                          1,649             1,267             1,258
Loans to policyholders               6,605             6,177             6,123
Cash and certificates
 of deposit                          3,458               912             1,328
Funds withheld by ceding insurers    4,655             4,786             4,538
Premiums in course of collection       560               305               351
Interest due and accrued               945               511               550
Future income taxes                    312               138               240
Goodwill and intangible assets
 (note 4)                            6,358             1,687             1,687
Other assets                         1,710             1,093             1,384
                                ---------------   ---------------   ------------


Total assets                      $ 99,083          $ 60,071          $ 59,435
                                ===============   ===============   ============


Liabilities

Policy liabilities
   Actuarial liabilities          $ 68,137          $ 44,508          $ 44,254
   Provision for claims              1,126               645               638
   Provision for policyholder
    dividends                          597               363               375
   Provision for experience
    rating refunds                     946               927               940
   Policyholder funds                2,138             1,853             1,818
                                  -------------    ---------------   -----------

                                    72,944            48,296            48,025

 Commercial paper and other
  loans (note 5)                     2,999             1,012             1,015
 Current income taxes                  600               454               525
 Funds held under reinsurance
  contracts (note 10)                4,735                 -                 -
 Other liabilities                   3,614             2,081             1,783
 Repurchase agreements                 909               511               446
 Net deferred gains on portfolio
  investments sold                   2,221               958             1,000
                                  --------------   ---------------    ----------

                                    88,022            53,312            52,794

Non-controlling interests
 (note 6)                            2,543             2,051             1,926

Capital Stock and Surplus

  Capital stock (note 7)             5,798             1,982             2,082
  Surplus                            2,817             2,382             2,278
  Provision for unrealized
   gain on translation
   of net investment in
  foreign operations                   (97)              344               355
                                   --------------   ---------------    ---------

                                     8,518             4,708             4,715
                                   --------------   ---------------    ---------


Liabilities, capital stock
 and surplus                       $ 99,083          $ 60,071         $ 59,435
                                   ===============   ==============   ==========



                  CONSOLIDATED STATEMENT OF SURPLUS (unaudited)
                            (in millions of dollars)


                                                  For the nine months
                                                  ended September 30
                                        ----------------------------------------

                                             2003                   2002
                                        ---------------      -------------------



Balance, beginning of year                     $ 2,382                  $ 1,951

Net income                                         865                      719

Redemption premium - preferred shares               (2)                       -

Common share cancellation excess                   (72)                    (112)

Dividends to shareholders
      Preferred shareholders                       (27)                     (23)
      Common shareholders                         (329)                    (257)
                                        ---------------      -------------------


Balance, end of period                         $ 2,817                  $ 2,278
                                        ===============      ===================




                CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited)
                            (in millions of dollars)

                                For the three months  For the nine months
                                 ended September 30    ended September 30
                               -------------------------------------------------

                                  2003       2002      2003       2002
                               ---------  ---------  --------   --------


Operations
 Net income                      $ 339      $ 247      $ 865      $ 719
 Adjustments for non-cash
  items:
 Change in policy liabilities   (3,685)       738     (3,756)       610
 Change in funds withheld by
  ceding insurers                  (38)      (416)       131        (61)
 Change in funds held under
  reinsurance contracts          4,735          -      4,735          -
 Change in current income taxes
  payable                           88        (26)       145         14
 Future income tax expense         (75)       (61)       (98)       (14)
 Other                            (309)      (579)       266       (854)
                                -------    -------    -------    --------

Cash flows from operations        1,055       (97)     2,288        414

Financing Activities
 Issue of common shares           1,025         2      1,033         14
 Purchased and cancelled common
  shares                            (33)      (53)       (86)      (127)
 Redemption of preferred shares    (102)        -       (102)         -
 Issue of debentures                  -         -        600          -
 Issue (repayment) of commercial
  paper and other loans             986       (50)       983        (58)
 Debenture issue costs                -         -         (6)         -
 Dividends paid                    (146)      (98)      (356)      (280)
                                 -------    ------    -------     -------

                                  1,730      (199)     2,066       (451)

Investment Activities
 Bond sales and maturities       11,852     5,456     26,688     15,944
 Mortgage loan repayments           676       405      1,317      1,272
 Stock sales                        264       148        560        279
 Real estate sales                  290         -        466         38
 Change in loans to
  policyholders                    (381)      238       (454)        68
 Change in repurchase
  agreements                        663       (55)       466         47
 Investment in Canada Life
  Financial Corporation          (1,862)        -     (1,862)         -
 Investment in subsidiaries         170         -        170         72
 Investment in bonds            (10,993)   (5,112)   (27,419)   (15,791)
 Investment in mortgage loans    (1,023)     (313)    (1,329)      (922)
 Investment in stocks              (158)      (55)      (372)      (451)
 Investment in real estate          (20)       (9)       (39)       (28)
                                 -------    ------    -------   --------

                                   (522)      703     (1,808)       528

Increase in cash and certificates
 of deposit                        2,263      407      2,546        491

Cash and certificates of deposit,
 beginning of period               1,195      921        912        837
                                  ------    ------     -----    -------


Cash and certificates of deposit,
 end of period                   $ 3,458  $ 1,328    $ 3,458    $ 1,328
                                 =======  =======    =======    =======


Notes to Interim Consolidated Financial Statements (unaudited)
($ ams in millions except per share amounts)
1.   Basis of Presentation and Summary of Accounting Policies

(a) The interim unaudited consolidated financial statements of Great-West Lifeco Inc. (Lifeco or the Company) at September 30, 2003 have been prepared in accordance with Canadian generally accepted accounting principles, using the same accounting policies and methods of computation followed in the consolidated financial statements for the year ended December 31, 2002, except as noted below. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto in the Company's annual report dated December 31, 2002.

(b)  New Accounting Requirements for 2003
     Disclosure of Guarantees

     In February 2003, the CICA issued Accounting Guideline 14 (AcG-14), Disclosure of Guarantees, which identifies disclosure requirements for certain guarantees, for financial statements of interim and annual periods on or after January 1, 2003.

     In the normal course, the Company may enter into agreements which may contain features which meet the AcG-14 definition of a guarantee, and while the maximum guarantee cannot always be determined, given the nature of the future events which may or may not occur, any such arrangements that were material have been previously disclosed by the Company.

     Accounting for Costs Associated with Exit and Disposal Activities (Including Costs Incurred in a Restructuring)

     In March 2003, the CICA issued Emerging Issue Committee (EIC) Abstract EIC-135 Accounting for Costs Associated with Exit and Disposal Activities (Including Costs Incurred in a Restructuring) for restructurings initiated after March 31, 2003. The standard replaces EIC-60 Liability Recognition for Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring) and requires recognition of integration and restructuring costs in income when they are incurred. See note 3 for the impact of these abstracts on the financial statements of the Company.

(c) Certain of 2002 amounts presented for comparative purposes have been reclassified to conform with the presentation adopted in the current year.

2.   Acquisitions and Disposals

(a)  Acquisition of Canada Life Financial Corporation

     On July 10, 2003, the Company acquired all of the outstanding common shares of Canada Life Financial Corporation (CLFC), the parent company of The Canada Life Assurance Company (Canada Life), that were not already beneficially owned by the Company at a price of $44.50 per CLFC common share, representing an aggregate transaction value of $7.2 billion, including estimated transaction costs.

     The acquisition was completed by way of a capital reorganization of CLFC pursuant to which CLFC shareholders received as consideration one of the following alternatives for each of their CLFC common shares:
     -  $44.50 in cash (to an aggregate maximum of approximately $4.4 billion);
        or
     - 1.78 Lifeco 4.80% Non-Cumulative First Preferred Shares, Series E (to an aggregate maximum of 24 million
        Lifeco Series E Shares); or
     - 1.78 Lifeco 5.90% Non-Cumulative First Preferred Shares, Series F (to an aggregate maximum of 8 million
        Lifeco Series F Shares); or
     - 1.1849 Lifeco common shares (to an aggregate maximum of approximately 56 million Lifeco common shares);
        or
     -  any combination of the foregoing;

     in each case subject to election and proration as a result of the stated maximums.

     After election and proration, Lifeco issued 55,958,505 common shares at a price of $37.556 per common share which represents the weighted-average trading price of Lifeco common shares on the last five trading days prior to February 17, 2003, the effective date of the transaction agreement. Lifeco also issued 23,868,131 Lifeco 4.80% Non-Cumulative First Preferred Shares, Series E and 7,957,006 Lifeco 5.90% Non-Cumulative First
     Preferred Shares, Series F, both at a price of $25.00 per preferred share. The 607,712 common shares of CLFC that were beneficially owned by the Company had a carrying value of $21 as at the date of the acquisition.

     Vested stock options on 2,766,834 CLFC common shares, outstanding at acquisition were exchanged for an equivalent number of Lifeco stock options on 3,278,421 Lifeco common shares at exercise prices based on a value of $37.556 for each Lifeco common share and $44.50 for each CLFC common share. These options immediately vested and had an expiry date of August 25, 2003 and were essentially all exercised between July 10 and August 25, 2003.

     On July 10, 2003, to support the financing of the transaction, Power Financial Corporation invested $800 to purchase 21,301,523 common shares of Lifeco from treasury via private placement. Investors Group Inc. has also invested $100 by purchasing 2,662,690 Lifeco common shares from treasury via private placement. See note 7 for a summary of capital stock activity in connection with the acquistion.

     Lifeco also entered into an arrangement with a Canadian chartered bank (the "Bank") pursuant to which the Bank agreed to underwrite a credit facility in favour of the Company, Great-West, or one or more of its subsidiaries. The credit facility provides a one year bank facility of up to $1,400, and also up to $600 of five year term financing. The five year term financing is syndicated to a group of international financial institutions. The balances of these facilities on September 30, 2003 were $394 and $600 respectively.

     Immediately after the acquisition, Lifeco conveyed its ownership of CLFC common shares to its subsidiary, The Great-West Life Assurance Company (Great-West), at cost.


The allocation of the purchase price is summarized as follows:



                              Participating       Shareholder
                                 Account            Account               Total
                           -----------------------------------------------------
Value of assets acquired:
Cash and certificates on
 deposit                             $ 251          $ 2,142              $ 2,393
Bonds                                4,031           18,569               22,600
Mortgage loans                       1,042            6,356                7,398
Stocks                                 694              757                1,451
Real estate                            157              857                1,014
Loans to policyholders                 716              339                1,055
Other invested assets                    9              447                  456
Other assets                           121            1,565                1,686
                           -----------------------------------------------------

                                   $ 7,021         $ 31,032             $ 38,053
                           -----------------------------------------------------

Value of liabilities
 assumed:
Policy liabilities                  6,588            24,881               31,469
Commercial paper and other loans        -               592                  592
Income taxes payable                   39                74                  113
Net deferred gains on portfolio
 investments sold                     332               842                1,174
Other liabilities                      19             1,483                1,502
Non-controlling interests               -               492                  492
Participating policyholder surplus     43                 -                   43
Preferred shares                        -               162                  162
                             ---------------------------------------------------

                                     7,021           28,526               35,547
                             ---------------------------------------------------

Fair value of net assets acquired      $ -          $ 2,506              $ 2,506
                             ===================================================

Total purchase consideration:
Cash                                                                     $ 4,219
Lifeco common shares                                                       2,102
Lifeco 4.80% Preferred Shares,
 Series E                                                                    597
Lifeco 5.90% Preferred Shares,
 Series F                                                                    199
Fair value of Lifeco options
 exchanged for CLFC options                                                   10
Value of CLFC common shares
 already owned                                                                21
Transaction and related costs
 (estimated), net of income taxes                                             36
                                                            --------------------
                                                                         $ 7,184
                                                            --------------------

Goodwill and intangible assets on acquisition (1)                        $ 4,678
                                                            ====================


The amounts assigned to the assets acquired and liabilities assumed and associated goodwill and intangible assets may be adjusted when the allocation process has been finalized. Included in other liabilities are accruals for CLFC restructuring costs of $250 for the elimination of duplicate systems, consolidation of operations, staff reductions, employee relocation and closure of facilities (see note 3).

(1) The allocation of the purchase price to intangible assets acquired and the assignment of goodwill to theCompany's major reportable segments is expected to be completed in the fourth quarter of 2003. Results of CLFC are included in the Summary of Consolidated Operations from the date of acquisition. Reference should be made to the consolidated financial statements of CLFC for the year ended December 31, 2002. Canada Life offers insurance and other protection and wealth management products and services to individuals and groups, including reinsurance services, primarily in Canada, the United States, the United Kingdom and the Republic of Ireland, and in several other jurisdictions.

(b) Sale of Lifestyle Retirement Communities

    During the third quarter of 2003, London Life completed its previously announced sale of Lifestyle Retirement Communities Ltd., a wholly-owned subsidiary of London Life, which resulted in an after-tax gain of $35 in the participating account and $17 in the shareholder account.




3.  Restructuring Costs

    Following the acquisition of CLFC on July 10, 2003, the Company developed a plan to restructure and integrate the operations of CLFC with its wholly owned subsidiaries Great-West, London Life and GWL&A. The Company expects the restructuring to be substantially completed by the end of 2004. Costs of $450 are expected to be incurred as a result and consist primarily of the consolidation of operations and systems, compensation costs and consolidation of facilities. The costs include approximately $250 that will be charged against the liability for restructuring costs that was recognized as part of the purchase equation of CLFC and costs of approximately $200 that will be charged to income as incurred in accordance EIC-135 Accounting for Costs Associated with Exit and Disposal Activities (Including Certain Costs Incurred in a Restructuring) that was effective April 1, 2003.

The following details the amount and status of restructuring costs for the period ended September 30, 2003:




                                                                 Amount utilized in the period
                             Expected future costs                 ended September 30, 2003         Balance September 30, 2003
                            -------------------------------------------------------------------------------------------------------

                              Accrued      Expense               Accrued     Expense               Accrued     Expense
                                 on          as                    on          as                     on          as
                            Acquisition   Incurred     Total   Acquisition  Incurred     Total   Acquisition   Incurred    Total
                            -------------------------------------------------------------------------------------------------------

Costs of eliminating
     duplicate systems              $ 10        $ 25      $ 35         $ 1         $ 4       $ 5          $ 9       $ 21      $ 30
Costs of consolidating
     operations                       15         155       170           1          12        13           14        143       157
Compensation costs                   192          20       212          41           5        46          151         15       166
Costs of consolidating
     facilities                       33           -        33           -           -         -           33          -        33
                            -------------------------------------------------------------------------------------------------------

                                   $ 250       $ 200     $ 450        $ 43        $ 21      $ 64        $ 207      $ 179     $ 386
                            =======================================================================================================

Canada                             $ 218       $ 187     $ 405        $ 43        $ 16      $ 59        $ 175      $ 171     $ 346
United States                         32          13        45           -           5         5           32          8        40
                            -------------------------------------------------------------------------------------------------------

                                   $ 250       $ 200     $ 450        $ 43        $ 21      $ 64        $ 207      $ 179     $ 386
                            =======================================================================================================




                                                                 Amount utilized in the period
                             Expected future costs                 ended September 30, 2003         Balance September 30, 2003
                            -------------------------------------------------------------------------------------------------------

                              Accrued      Expense               Accrued     Expense               Accrued     Expense
                                 on          as                    on          as                     on          as
                            Acquisition   Incurred     Total   Acquisition  Incurred     Total   Acquisition   Incurred    Total
                            -------------------------------------------------------------------------------------------------------

Costs of eliminating
     duplicate systems              $ 10        $ 25      $ 35         $ 1         $ 4       $ 5          $ 9       $ 21      $ 30
Costs of consolidating
     operations                       15         155       170           1          12        13           14        143       157
Compensation costs                   192          20       212          41           5        46          151         15       166
Costs of consolidating
     facilities                       33           -        33           -           -         -           33          -        33
                            -------------------------------------------------------------------------------------------------------

                                   $ 250       $ 200     $ 450        $ 43        $ 21      $ 64        $ 207      $ 179     $ 386
                            =======================================================================================================



Canada                             $ 218       $ 187     $ 405        $ 43        $ 16      $ 59        $ 175      $ 171     $ 346
United States                         32          13        45           -           5         5           32          8        40
                            -------------------------------------------------------------------------------------------------------

                                   $ 250       $ 200     $ 450        $ 43        $ 21      $ 64        $ 207      $ 179     $ 386
                            =======================================================================================================


4. Goodwill and Intangible Assets

  (a) Excluding the acquisition of CLFC, the carrying value of goodwill and changes in the carrying value of goodwill are as follows:

        For the nine months ended September 30                                                 2003
                                                                       -----------------------------------------------

                                                                        Canada and
                                                                       International       United States     Total
                                                                       --------------     ----------------------------

        Balance, beginning of year                                           $ 1,092             $ 66         $ 1,158
        Acquisition of subsidiary                                                  3                -               3
        Changes in foreign exchange rates                                          -              (10)            (10)
                                                                       --------------     ------------    ------------

        Balance, end of period                                               $ 1,095             $ 56         $ 1,151
                                                                       ==============     ============    ============


                                                                                               2002
                                                                       -----------------------------------------------

                                                                        Canada and
                                                                       International      United States      Total
                                                                       --------------     ------------    ------------

        Balance, beginning of year                                           $ 1,538             $ 66         $ 1,604
        Reclassification between goodwill and intangible assets                 (529)               -            (529)
        Reclassification between goodwill and future taxes                        86                -              86
        Sale of subsidiary                                                        (3)               -              (3)
                                                                       --------------     ------------    ------------

        Balance, end of period                                               $ 1,092             $ 66         $ 1,158
                                                                       ==============     ============    ============


  (b) Excluding the acquisition of CLFC, the carrying value of intangible assets and changes in the carrying value of intangible assets are as follows:

        For the nine months ended September 30                             2003
                                                                       --------------

                                                                         Balance,
                                                                         beginning and
                                                                         end of period
                                                                       -------------------


        Indefinite life intangible assets
             - Brands and trademarks                                           $ 175
             - Shareholder portion of acquired future Participating
                    account profits                                              354
                                                                       --------------

        Total                                                                  $ 529
                                                                       ==============


                                                                                              2002
                                                                       -----------------------------------------------

                                                                         Balance,         Reclassification Balance,
                                                                       beginning of          from           end of
                                                                          period           goodwill         period
                                                                       --------------     ------------    ------------


        Indefinite life intangible assets
             - Brands and trademarks                                             $ -            $ 175           $ 175
             - Shareholder portion of acquired future Participating
                    account profits                                                -              354             354
                                                                       --------------     ------------    ------------

        Total                                                                    $ -            $ 529           $ 529
                                                                       ==============     ============    ============



  (c) As a result of the acquisition of CLFC, the carrying value of goodwill and intangible assets are as follows:

        For the nine months ended September 30                                                 2003
                                                                       -----------------------------------------------

                                                                        Canada and
                                                                       International       United States     Total
                                                                       --------------     ----------------------------

        Goodwill before CLFC acquisition                                     $ 1,095             $ 56         $ 1,151
        Intangible assets before CLFC acquisition                                529                -             529
        Goodwill and intangible assets - CLFC acquisition                      4,564              114           4,678
                                                                       --------------     ------------    ------------

        Total                                                                $ 6,188            $ 170         $ 6,358
                                                                       ==============     ============    ============

        The goodwill and intangible assets arising from the CLFC acquisition may be adjusted in terms of both amount and allocation to the Company's major reportable segments once the allocation of the purchase price to the assets acquired and liabilities assumed of CLFC is finalized.


5. Commercial Paper and Other Loans (changes since December 31, 2002 annual report)

     On March 21, 2003 the Company issued $200 principal amount of 6.14% debentures which mature on March 21, 2018 and $400 principal amount of 6.67% debentures which mature on March 21, 2033.

     To support the financing of the acquisition of CLFC, the Company entered into a credit with a Canadian chartered bank (see note 2). The credit facility provides a one year bank facility of up to $1,400, and also up to $600 of five year term financing. The five year term financing is syndicated to a group of international financial institutions. The balances of these facilities on September 30, 2003 were $394 and $600 respectively.

6.   Non-Controlling Interests

     The Company controlled a 100% equity interest in Great-West, Canada Life and GWL&A at September 30, 2003. The non-controlling interests of GWL&A, Great-West, Canada Life and its subsidiaries are:



      a)                                               For the three months    For the nine months
                                                        ended September 30      ended September 30
                                                     ------------------------------------------------

                                                         2003        2002         2003       2002
                                                       ---------- ------------ ----------------------

     Participating policyholder
               Net income attributable to participating
                  policyholder before policyholder dividends
                    Great-West                              $ 25         $ 20        $ 75       $ 65
                    London Life                              170          121         458        378
                    Canada Life                               12            -          12          -
                    GWL&A                                     56           48         145        150

               Policyholder dividends
                    Great-West                                24           23          69         69
                    London Life                              139          134         404        391
                    Canada Life                               13            -          13          -
                    GWL&A                                     56           48         143        149
                                                       ---------- ------------ ----------------------

               Net income                                     31          (16)         61        (16)
                                                       ---------- ------------ ----------------------


     Preferred shareholder dividends of subsidiaries           4            6          10         17

     Non-controlling interests in capital stock and surplus    -            -           1          1
                                                       ---------- ------------ ----------------------

     Total                                                  $ 35        $ (10)       $ 72        $ 2
                                                       ========== ============ ======================


     Distribution on Great-West Life Capital Trust Securities$ 6          $ -        $ 16        $ -
     Distribution on Canada Life Capital Trust Securities      7            -           7          -
     Capital Trust units held by consolidated group           (3)           -          (4)         -
                                                       ---------- ------------ ----------------------

                                                            $ 10          $ -        $ 19        $ -
                                                       ========== ============ ======================


b)    As at                                              September 30,   December 31,   September 30,
                                                            2003           2002             2002
                                                        --------------  ------------    -------------


      Participating policyholder
         undistributed surplus
                Great-West                                      $ 336         $ 330            $ 328
                London Life                                       959           916              902
                Canada Life                                        42             -                -
                GWL&A                                             211           244              235
                                                        --------------  ------------    -------------

                                                                1,548         1,490            1,465

      Preferred shareholders of subsidiaries                      371           209              459

      Non-controlling interests in capital stock and surplus        -             2                2

      Trust units issued by Great-West Life Capital Trust         350           350                -
      Trust units issued by Canada Life Capital Trust             491             -                -
      Capital Trust units held by consolidated group             (217)            -                -
                                                        --------------  ------------    -------------

                                                                  624           350                -
                                                        --------------  ------------    -------------

                                                              $ 2,543       $ 2,051          $ 1,926
                                                        ==============  ============    =============


5.   Capital Stock
      Authorized
          Unlimited First Preferred Shares, Class A Preferred Shares and Second Preferred Shares
          Unlimited Common Shares

     Issued and Outstanding

                                                 September 30, 2003               September 30, 2002
                                           -------------------------------  -------------------------------

                                                             Stated Value                    Stated Value
                                              Number        (thousands)        Number        (thousands)
                                           --------------  ---------------  --------------  ---------------

     Preferred Shares:

          Series B, 7.45% Non-Cumulative
              First Preferred Shares                   -              $ -       4,000,000        $ 100,000
          Series C, 7.75% Non-Cumulative
              First Preferred Shares                   -                -       4,000,000          100,000
          Series D, 4.70% Non-Cumulative
              First Preferred Shares           8,000,000          200,000       8,000,000          200,000
          Series E, 4.80% Non-Cumulative
              First Preferred Shares          23,868,131          596,703               -                -
          Series F, 5.90% Non-Cumulative
              First Preferred Shares           7,957,006          198,925               -                -
          Series 1, 5.00% Non-Cumulative
              Class A Preferred Shares         5,192,242          129,806       5,192,242          129,806
                                           --------------  ---------------  --------------  ---------------

          Balance, end of period              45,017,379      $ 1,125,434      21,192,242        $ 529,806
                                           --------------  ---------------  --------------  ---------------


     Common Shares:

          Balance, beginning of year         366,376,712      $ 1,551,764     369,459,808      $ 1,553,294
          Purchased and cancelled under
              Normal Course Issuer Bid        (2,213,700)         (14,325)     (3,533,300)         (14,901)
          Issued under Stock Option Plan         727,371           10,978       1,267,438           14,061
          Private placement                   23,964,213          900,000               -                -
          Issued on acquisition of CLFC       55,958,505        2,101,573               -                -
          Issued and exchanged for vested
              CLFC options                     3,261,645          122,495               -                -
                                           --------------  ---------------  --------------  ---------------


          Balance, end of period             448,074,746      $ 4,672,485     367,193,946      $ 1,552,454
                                           --------------  ---------------  --------------  ---------------

     Total Capital Stock                                      $ 5,797,919                      $ 2,082,260
                                                           ===============                  ===============


--------------------------------------------------------------------------------

Preferred Shares:

     The Series C 7.75% Non-Cumulative First Preferred Shares were redeemed September 30, 2003 for a price of $25.50 per share.

     On acquisition of CLFC the Company issued 23,868,131 Series E, 4.80% Non-Cumulative First Preferred Shares for a value of $597 or $25 per share. The shares are redeemable or convertible to common shares of the Company at the option of the Company on or after September 30, 2009, and are convertible to common shares of the Company at the option of the holder on or after September 30, 2013.

     On acquisition of CLFC the Company issued 7,957,006 Series F, 5.90% Non-Cumulative First Preferred Shares for a value of $199 or $25 per share. The shares are redeemable at the option of the Company on or after September 30, 2008.

     Common Shares:

     On July 10, 2003, to support the financing of the acquisition of CLFC, 21,301,523 common shares were issued from treasury via private placement to Power Financial Corporation for a value of $800 or $37.556 per share and 2,662,690 common shares were issued from treasury via private placement to Investors Group Inc. for $100 or $37.556 per share.

     On acquisition of CLFC 55,958,505 common shares were issued to CLFC common shareholders for a value of $2,102 or $37.556 per share.

     During the third quarter Lifeco issued 3,261,645 common shares under stock options granted to vested CLFC option holders (see note 8) for a value of $122 or $37.556 per share.

8.   Stock-Based Compensation and Other Stock-Based Payment

     Under the Company's stock option plan 367,000 options were granted during the first quarter, 131,750 options were granted during the second quarter, and 1,361,500 options were granted during the third quarter of 2003 (26,000 options were granted during the second quarter, and 148,500 options were granted during the third quarter of 2002). The weighted-average fair value of options granted during the nine months ended September 30, 2003 was $9.94 per option ($9.76 during the nine months ended September 30, 2002). The fair value of each option granted was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions used for the options granted for the nine months ended September 30, 2003 and September 30, 2002 respectively: dividend yield 2.813% (2.450%), expected volatility 26.21% (25.97%), risk-free interest rate 4.473% (5.065%), and expected life of 7 years (7 years).

     On July 10, 2003, 2,766,834 vested stock options of CLFC, outstanding at acquisition, were exchanged for an equivalent number of Lifeco stock options to purchase an aggregate of 3,278,155 Lifeco common shares at exercise prices based on a value of $37.556 for each Lifeco common share and $44.50 for each CLFC common share. These options were essentially all exercised between July 10 and August 25, 2003. The value ascribed to the options, which was included in the purchase price of CLFC (as described in note 2), represents the difference in exercise price between the Lifeco options issued, which immediately vested and had an expiry date of August 25, 2003, and the vested CLFC options at the date of the exchange.

     In accordance with the intrinsic value based method of accounting, no compensation expense has been recorded for options granted under the Company's plan. Had the fair value based method of accounting been applied, compensation expense, net of tax, would have been recorded for the options granted under the Company's plan since January 1, 2002 based on the fair value of the options granted, amortized over the vesting period.
     The Company's net income for the nine months ended September 30, 2003 on this basis would have been reduced by less than $1 million and earnings per common share would have been reduced by $0.002 (less than $0.001 in 2002).



9.    Earnings Per Common Share

      The following table provides the reconciliation between basic and diluted earnings per common share:

                                                   For the three months        For the nine months
                                                    ended September 30          ended September 30
                                                  -----------------------  -----------------------------

                                                     2003        2002          2003           2002
                                                  ----------- -----------  -------------- --------------

      a)  Earnings

          Net income - common shareholders             $ 324       $ 240           $ 838          $ 696
                                                  =========== ===========  ============== ==============


      b)  Number of Common Shares at September 30

          Average number of common shares outstanding                        390,828,605    368,470,287
          Add:

              -Potential exercise of outstanding stock options                 3,908,997      4,782,055
                                                                           -------------- --------------


          Average number of common shares outstanding - diluted basis        394,737,602    373,252,342
                                                                           ============== ==============


      Earnings per Common Share ( a) divided by b) )

          Basic                                      $ 0.739     $ 0.653         $ 2.144        $ 1.889
                                                  =========== ===========  ============== ==============


          Diluted                                    $ 0.732     $ 0.646         $ 2.122        $ 1.865
                                                  =========== ===========  ============== ==============


10.  Reinsurance Transactions

     During the third quarter, Great-West, London Life, and GWL&A reinsured certain blocks of individual non-participating life insurance on a yearly renewable term reinsurance basis and group life, long term disability and group annuity business, on a coinsurance/funds withheld basis. The ceded premiums of $5,429 associated with the transaction have been recorded on the Summary of Consolidated Operations as a reduction to premium income with a corresponding reduction to the change in actuarial liabilities and provision for claims. For the Consolidated Balance Sheet, this transaction resulted in a reduction in policyholder liabilities of $4,735 and an increase in funds held under reinsurance contracts of the same amount.

11.  Segmented Information

     Following the acquisition of CLFC on July 10, 2003, the Company's major reportable segments are Canada and International, and United States operations reflecting the management structure and organization of the Company. In the Canada and International segment, the Company operates primarily in Canada, the United Kingdom, Ireland and Germany through Great-West and its wholly owned subsidiaries CLFC and LIG. In the United States, the Company operates primarily through GWL&A and CLFC. In addition, a Lifeco Corporate segment has been established to record Lifeco holding company activities and transactions that are not directly attributable to measurement of the business segments of the Company.




       (A)  Consolidated Operations :

        For the Three Months Ended September 30, 2003

                                                                        Canada and International
                                       -----------------------------------------------------------------------------------------


                                                                     Shareholder                        Participating
                                       ---------------------------------------------------------------- -------------

                                                    Individual
                                                    Insurance &
                                          Group     Investment  International                                         Total Canada
                                        Insurance   Products    & Reinsurance  Corporate      Total        Total     & Internationa
                                       ----------- ----------  -------------  ----------- ------------- ------------ ------------


        Income:
          Premium income                    $ 595      $ 308          $ 898         $ (6)      $ 1,795        $ 451       $2,246
          Bulk reinsurance - initial
                 ceded premium             (2,716)         -              -            -        (2,716)           -       (2,716)
                                       ----------- ----------  -------------  ----------- ------------- ------------ ------------

                                           (2,121)       308            898           (6)         (921)         451         (470)
          Net investment income                77        262            211            -           550          372          922
          Fee and other income                 26        112             60            9           207            1          208
                                       ----------- ----------  -------------  ----------- ------------- ------------ ------------


        Total income                       (2,018)       682          1,169            3          (164)         824          660
                                       ----------- ----------  -------------  ----------- ------------- ------------ ------------


        Benefits and Expenses:
          Paid or credited to policyholders(2,286)       409            984           (7)         (900)         666         (234)
          Other                               172        162            145            5           484           88          572
          Restructuring costs                   -          -              -            -             -            -            -
          Distribution on Capital
                 Trust Securities               -          -              -           10            10            -           10
                                       ----------- ----------  -------------  ----------- ------------- ------------ ------------

        Net operating income
          before income taxes                  96        111             40           (5)          242           70          312

        Income taxes                           29         25              5          (15)           44           36           80
                                       ----------- ----------  -------------  ----------- ------------- ------------ ------------


        Net income before
            non-controlling interests          67         86             35           10           198           34          232

        Non-controlling interests               -          -              -            4             4           34           38
                                       ----------- ----------  -------------  ----------- ------------- ------------ ------------


        Net income                           $ 67       $ 86           $ 35          $ 6         $ 194          $ -        $ 194
                                       =========== ==========  =============  =========== ============= ============ ============




        Summary of Net Income

          Preferred shareholder dividends     $ -        $ -            $ -         $ 15          $ 15          $ -         $ 15
          Net income -  common
                   shareholders                67         86             35           (9)          179            -          179
                                       ----------- ----------  -------------  ----------- ------------- ------------ ------------

        Net income                           $ 67       $ 86           $ 35          $ 6         $ 194          $ -        $ 194
                                       =========== ==========  =============  =========== ============= ============ ============


  15.
       (A)  Consolidated Operations :


        For the Three Months Ended September 30, 2003

                                     United States
                                    ------------------------------------------------------------------------


                                     Shareholder                                    Participating             Total
                                    ---------------------------------------------- ------------

                                     Employee    Financial                                         Total      Lifeco
                                     Benefits    Services   Corporate     Total       Total         U.S.     Corporate    Total
                                    ----------- ---------- ----------- ----------- ------------ -----------------------------------


        Income:
            Premium income               $ 451      $ 259         $ -       $ 710        $ 108        $ 818       $ -       $3,064
            Bulk reinsurance - initial
                 ceded premium            (575)    (2,138)          -      (2,713)           -       (2,713)        -       (5,429)
                                    ----------- ---------- ----------- ----------- ------------ ---------------------- ------------

                                          (124)    (1,879)          -      (2,003)         108       (1,895)        -       (2,365)
            Net investment income           46        214          11         271          123          394         -        1,316
            Fee and other income           206         82           1         289            1          290                    498
                                    ----------- ---------- ----------- ----------- ------------ ---------------------- ------------


        Total income                       128     (1,583)         12      (1,443)         232       (1,211)        -         (551)
                                    ----------- ---------- ----------- ----------- ------------ ---------------------- ------------


        Benefits and Expenses:
            Paid or credited to
                 policyholders            (249)    (1,794)         (2)     (2,045)         220       (1,825)        -       (2,059)
            Other                          257         96           6         359           15          374         2          948
            Restructuring costs              -          -           -           -            -            -        21           21
            Distribution on Capital
                 Trust Securities            -          -           -           -            -            -         -           10
                                    ----------- ---------- ----------- ----------- ------------ ---------------------- ------------

        Net operating income
          before income taxes              120        115           8         243           (3)         240       (23)         529

        Income taxes                        43         39          (2)         80            -           80        (5)         155
                                    ----------- ---------- ----------- ----------- ------------ ---------------------- ------------


        Net income before non-controlling
            interests                       77         76          10         163           (3)         160       (18)         374

        Non-controlling interests            -          -           -           -           (3)          (3)        -           35
                                    ----------- ---------- ----------- ----------- ------------ ---------------------- ------------


        Net income                        $ 77       $ 76        $ 10       $ 163          $ -        $ 163      $(18)       $ 339
                                    =========== ========== =========== =========== ============ ====================== ============




        Summary of Net Income

            Preferred shareholder
                  dividends                $ -        $ -         $ -         $ -          $ -          $ -       $ -         $ 15
            Net income -  common
                 shareholders               77         76          10         163            -          163       (18)         324
                                    ----------- ---------- ----------- ----------- ------------ ---------------------- ------------

            Net income                    $ 77       $ 76        $ 10       $ 163          $ -        $ 163      $(18)       $ 339
                                    =========== ========== =========== =========== ============ ====================== ============


  15.
       (A)  Consolidated Operations :

         For the Three Months Ended September 30, 2002

                                          Canada and International
                                         ----------------------------------------------------------------------------------------


                                          Shareholder                                                     Participating
                                         --------------------------------------------------------------- ------------

                                                      Individual
                                                      Insurance &
                                            Group     Investment       International                                  Total Canada
                                          Insurance   Products    & ReinsuranceCorporate       Total        Total    & Internationa
                                         ----------- ----------  ------------------------- ------------- ------------ ------------


         Income:
           Premium income                     $ 575      $ 167       $ 1,227          $ 3       $ 1,972        $ 335      $ 2,307
           Net investment income                 52        112           103           29           296          215          511
           Fee and other income                  16         81             -            5           102            -          102
                                         ----------- ----------  ------------ ------------ ------------- ------------ ------------


         Total income                           643        360         1,330           37         2,370          550        2,920
                                         ----------- ----------  ------------ ------------ ------------- ------------ ------------


         Benefits and Expenses:
           Paid or credited to policyholders    481        194         1,345           11         2,031          503        2,534
           Other                                107         88             7            7           209           64          273
                                         ----------- ----------  ------------ ------------ ------------- ------------ ------------

         Net operating income
           before income taxes                   55         78           (22)          19           130          (17)         113

         Income taxes                            21         32             2          (53)            2           (1)           1
                                         ----------- ----------  ------------ ------------ ------------- ------------ ------------


         Net income before
             non-controlling interests           34         46           (24)          72           128          (16)         112

         Non-controlling interests                -          -             -            6             6          (16)         (10)
                                         ----------- ----------  ------------ ------------ ------------- ------------ ------------


         Net income                            $ 34       $ 46         $ (24)        $ 66         $ 122          $ -        $ 122
                                         =========== ==========  ============ ============ ============= ============ ============




         Summary of Net Income

           Preferred shareholder dividends      $ -        $ -           $ -          $ 8           $ 8          $ -          $ 8
           Net income -  common
                    shareholders                 34         46           (24)          58           114            -          114
                                         ----------- ----------  ------------ ------------ ------------- ------------ ------------

         Net income                            $ 34       $ 46         $ (24)        $ 66         $ 122          $ -        $ 122
                                         =========== ==========  ============ ============ ============= ============ ============



            For the Three Months Ended September 30, 2002

                                         United States
                                        ---------------------------------------------------------------------


                                         Shareholder                                    Participating           Total
                                        ---------------------------------------------- ----------

                                         Employee    Financial                                       Total      Lifeco
                                         Benefits    Services    Corporate    Total      Total        U.S.     Corporate    Total
                                        ----------  ----------  ---------- ----------- ----------  ---------- ---------- ----------


            Income:
                Premium income              $ 416       $ 312         $ -       $ 728       $ 75       $ 803        $ -     $ 3,110
                Net investment income          26         200           3         229        138         367          -         878
                Fee and other income          253          86           -         339          -         339          -         441
                                        ----------  ----------  ---------- ----------- ----------  ---------- ---------- ----------


            Total income                      695         598           3       1,296        213       1,509          -       4,429
                                        ----------  ----------  ---------- ----------- ----------  ---------- ---------- ----------


            Benefits and Expenses:
                Paid or credited to
                        policyholders         346         434           1         781        207         988          -       3,522
                Other                         262          80          (9)        333          4         337          -         610
                                        ----------  ----------  ---------- ----------- ----------  ---------- ---------- ----------

            Net operating income
              before income taxes              87          84          11         182          2         184          -         297

            Income taxes                       22          25          10          57          2          59          -          60
                                        ----------  ----------  ---------- ----------- ----------  ---------- ---------- ----------


            Net income before non-controlling
                interests                      65          59           1         125          -         125          -         237

            Non-controlling interests           -           -           -           -          -           -          -         (10
                                        ----------  ----------  ---------- ----------- ----------  ---------- ---------- ----------


            Net income                       $ 65        $ 59         $ 1       $ 125        $ -       $ 125        $ -       $ 247
                                        ==========  ==========  ========== =========== ==========  ========== ========== ==========




            Summary of Net Income

                Preferred shareholder
                       dividends              $ -         $ -        $ (1)       $ (1)       $ -        $ (1)       $ -         $ 7
                Net income -  common
                     shareholders              65          59           2         126          -         126          -         240
                                        ----------  ----------  ---------- ----------- ----------  ---------- ---------- ----------

                Net income                   $ 65        $ 59         $ 1       $ 125        $ -       $ 125        $ -       $ 247
                                        ==========  ==========  ========== =========== ==========  ========== ========== ==========


 For the Nine Months Ended September 30, 2003

                                   Canada and International
                                  ------------------------------------------------------------------------------------------


                                   Shareholder                                                           Participating
                                  ----------------------------------------------------------------  ------------------------

                                                Individual
                                                Insurance &
                                     Group      Investment       International                                   Total Canada
                                   Insurance    Products    & ReinsuranceCorporate      Total          Total     & International
                                  -----------  ----------  ---------------------------------------  ----------- ------------


 Income:
   Premium income                     $1,754       $ 703        $3,046          $ -       $ 5,503      $ 1,168      $ 6,671
   Bulk reinsurance - initial
          ceded premium               (2,716)          -             -            -        (2,716)           -       (2,716)
                                  -----------  ----------  ------------ --------------------------  ----------- ------------

                                        (962)        703         3,046            -         2,787        1,168        3,955
   Net investment income                 178         486           496           56         1,216          863        2,079
   Fee and other income                   64         279            60           21           424            1          425
                                  -----------  ----------  ------------ --------------------------  ----------- ------------


 Total income                           (720)      1,468         3,602           77         4,427        2,032        6,459
                                  -----------  ----------  ------------ --------------------------  ----------- ------------


 Benefits and Expenses:
   Paid or credited to policyholders  (1,334)        848         3,379            9         2,902        1,681        4,583
   Other                                 407         348           160           24           939          226        1,165
   Restructuring costs                     -           -             -            -             -            -            -
   Distribution on Capital
          Trust Securities                 -           -             -           19            19            -           19
                                  -----------  ----------  ------------ --------------------------  ----------- ------------

 Net operating income
   before income taxes                   207         272            63           25           567          125          692

 Income taxes                             58          62             4          (24)          100           63          163
                                  -----------  ----------  ------------ --------------------------  ----------- ------------


 Net income before
     non-controlling interests           149         210            59           49           467           62          529

 Non-controlling interests                 -           -             1           10            11           62           73
                                  -----------  ----------  ------------ --------------------------  ----------- ------------


 Net income                            $ 149       $ 210          $ 58         $ 39         $ 456          $ -        $ 456
                                  ===========  ==========  ============ ==========================  =========== ============




 Summary of Net Income

   Preferred shareholder dividends       $ -         $ -           $ -         $ 27          $ 27          $ -         $ 27
   Net income -  common
            shareholders                 149         210            58           12           429            -          429
                                  -----------  ----------  ------------ --------------------------  ----------- ------------

 Net income                            $ 149       $ 210          $ 58         $ 39         $ 456          $ -        $ 456
                                  ===========  ==========  ============ ==========================  =========== ============



 For the Nine Months Ended September 30, 2003

                              United States
                             ------------------------------------------------------------------------


                              Shareholder                                     Participating              Total
                             ------------------------------------------------------------

                              Employee    Financial                                          Total      Lifeco
                              Benefits    Services   Corporate      Total       Total        U.S.      Corporate     Total
                             ----------- ----------------------- ------------------------ ----------- ----------- ------------


 Income:
     Premium income              $1,106       $ 624         $ -      $ 1,730       $ 281     $ 2,011         $ -       $8,682
     Bulk reinsurance - initial
          ceded premium            (575)     (2,138)          -       (2,713)          -      (2,713)          -       (5,429)
                             ----------- ----------------------- ------------------------ ----------- ----------- ------------

                                    531      (1,514)          -         (983)        281        (702)          -        3,253
     Net investment income          111         582          30          723         365       1,088           -        3,167
     Fee and other income           656         245           3          904           1         905           -        1,330
                             ----------- ----------------------- ------------------------ ----------- ----------- ------------


 Total income                     1,298        (687)         33          644         647       1,291           -        7,750
                             ----------- ----------------------- ------------------------ ----------- ----------- ------------


 Benefits and Expenses:
     Paid or credited to
          policyholders             246      (1,223)         (2)        (979)        618        (361)          -        4,222
     Other                          722         247          13          982          26       1,008           2        2,175
     Restructuring costs              -           -           -            -           -           -          21           21
     Distribution on Capital
          Trust Securities            -           -           -            -           -           -           -           19
                             ----------- ----------------------- ------------------------ ----------- ----------- ------------

 Net operating income
   before income taxes              330         289          22          641           3         644         (23)       1,313

 Income taxes                       116          95           3          214           4         218          (5)         376
                             ----------- ----------------------- ------------------------ ----------- ----------- ------------


 Net income before non-controlling
     interests                      214         194          19          427          (1)        426         (18)         937

 Non-controlling interests            -           -           -            -          (1)         (1)          -           72
                             ----------- ----------------------- ------------------------ ----------- ----------- ------------


 Net income                       $ 214       $ 194        $ 19        $ 427         $ -       $ 427       $ (18)       $ 865
                             =========== ======================= ======================== =========== =========== ============




 Summary of Net Income

     Preferred shareholder
           dividends                $ -         $ -         $ -          $ -         $ -         $ -         $ -         $ 27
     Net income -  common
          shareholders              214         194          19          427           -         427         (18)         838
                             ----------- ----------------------- ------------------------ ----------- ----------- ------------

     Net income                   $ 214       $ 194        $ 19        $ 427         $ -       $ 427       $ (18)       $ 865
                             =========== ======================= ======================== =========== =========== ============


      For the Nine Months Ended September 30, 2002

                                       Canada and International
                                      ----------------------------------------------------------------------------------------


                                       Shareholder                                                      Participating
                                      ---------------------------------------------------------------- ------------

                                                    Individual
                                                    Insurance &
                                         Group      Investment       International                                   Total Canada
                                       Insurance    Products    & ReinsuranceCorporate       Total        Total      & Internationa
                                      -----------  ----------  ------------ ------------ ------------- ------------ ------------


      Income:
        Premium income                   $ 1,652       $ 490       $ 2,882         $ 11       $ 5,035      $ 1,023      $ 6,058
        Net investment income                154         345           357           66           922          663        1,585
        Fee and other income                  50         251             1           14           316            -          316
                                      -----------  ----------  ------------ ------------ ------------- ------------ ------------


      Total income                         1,856       1,086         3,240           91         6,273        1,686        7,959
                                      -----------  ----------  ------------ ------------ ------------- ------------ ------------


      Benefits and Expenses:
        Paid or credited to policyholders  1,392         561         3,192           29         5,174        1,501        6,675
        Other                                318         281            20           19           638          192          830
                                      -----------  ----------  ------------ ------------ ------------- ------------ ------------

      Net operating income
        before income taxes                  146         244            28           43           461           (7)         454

      Income taxes                            55          93             5          (58)           95           10          105
                                      -----------  ----------  ------------ ------------ ------------- ------------ ------------


      Net income before
          non-controlling interests           91         151            23          101           366          (17)         349

      Non-controlling interests                -           -             1           17            18          (17)           1
                                      -----------  ----------  ------------ ------------ ------------- ------------ ------------


      Net income                            $ 91       $ 151          $ 22         $ 84         $ 348          $ -        $ 348
                                      ===========  ==========  ============ ============ ============= ============ ============




         Summary of Net Income

           Preferred shareholder dividends      $ -         $ -           $ -         $ 23          $ 23          $ -         $ 23
           Net income -  common
                    shareholders                 91         151            22           61           325            -          325
                                         -----------  ----------  ------------ ------------ ------------- ------------ ------------

         Net income                            $ 91       $ 151          $ 22         $ 84         $ 348          $ -        $ 348
                                         ===========  ==========  ============ ============ ============= ============ ============



 For the Nine Months Ended September 30, 2002

                                   United States
                                  ----------------------------------------------------------------------


                                   Shareholder                                    Participating            Total
                                  ---------------------------------------------- -----------

                                   Employee    Financial                                        Total      Lifeco
                                   Benefits    Services    Corporate    Total       Total       U.S.      Corporate   Total
                                  ----------- ----------  ----------- ---------- ----------- ----------- ---------------------


 Income:
     Premium income                  $ 1,199      $ 773          $ -    $ 1,972       $ 277     $ 2,249        $ -    $ 8,307
     Net investment income                74        616           12        702         417       1,119          -      2,704
     Fee and other income                798        265            -      1,063           -       1,063          -      1,379
                                  ----------- ----------  ----------- ---------- ----------- ----------- ---------------------


 Total income                          2,071      1,654           12      3,737         694       4,431          -     12,390
                                  ----------- ----------  ----------- ---------- ----------- ----------- ---------------------


 Benefits and Expenses:
     Paid or credited to
           policyholders                 955      1,133           (1)     2,087         672       2,759          -      9,434
     Other                               847        255            4      1,106          16       1,122          -      1,952
                                  ----------- ----------  ----------- ---------- ----------- ----------- ---------------------

 Net operating income
   before income taxes                   269        266            9        544           6         550          -      1,004

 Income taxes                             87         83            3        173           5         178          -        283
                                  ----------- ----------  ----------- ---------- ----------- ----------- ---------------------


 Net income before
     non-controlling interests           182        183            6        371           1         372          -        721

 Non-controlling interests                 -          -            -          -           1           1          -          2
                                  ----------- ----------  ----------- ---------- ----------- ----------- ---------------------


 Net income                            $ 182      $ 183          $ 6      $ 371         $ -       $ 371        $ -      $ 719
                                  =========== ==========  =========== ========== =========== =========== =====================




 Summary of Net Income

     Preferred shareholder
           dividends                     $ -        $ -          $ -        $ -         $ -         $ -        $ -       $ 23
     Net income -  common
          shareholders                   182        183            6        371           -         371          -        696
                                  ----------- ----------  ----------- ---------- ----------- ----------- ---------------------

     Net income                        $ 182      $ 183          $ 6      $ 371         $ -       $ 371        $ -      $ 719
                                  =========== ==========  =========== ========== =========== =========== =====================
